SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 18, 2009, by and among BBM HOLDINGS, INC., a Utah corporation (the “Company”), and YA GLOBAL INVESTMENTS, L.P., a Cayman Islands exempt limited partnership (the “Buyer”).

WITNESSETH

WHEREAS, pursuant to that certain Secured Party’s Bill of Sale of even date herewith between the Company and the Buyer (the “Bill of Sale”) the Buyer shall sell, assign and transfer to the Company all of the Buyer’s right, title, and interest in and to the personal property listed on Exhibit A of the Bill of Sale (the “Purchased Assets”);

WHEREAS, pursuant to the Bill of Sale, the purchase price to be paid by the Company for the Purchased Assets shall consist of (a) $100,000 in cash, and (b) a convertible secured non-recourse debenture of the Company with a face value of $500,000 (the “Convertible Debenture”);

WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions of the issuance of the Convertible Debenture;

WHEREAS, the Convertible Debenture is being issued by the Company to the Buyer in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue the Buyer, as provided herein, and the Buyer shall accept the Convertible Debenture in the form attached hereto as “Exhibit A”, in the original principal amount of $500,000, which shall be convertible into shares of the Company’s common stock, no par value (the “Common Stock”) (as converted, the “Conversion Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, (i) the Buyer and the Company, are executing and delivering a Security Agreement and a Patent Security Agreement (collectively, the “Security Documents”) pursuant to which the Company is providing the Buyer a first priority perfected security interest in the Purchased Assets; and

WHEREAS, the Convertible Debenture and the Conversion Shares collectively are referred to herein as the “Securities;”

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

(a) Issuance of Convertible Debenture.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Company agrees to issue to the Buyer at the Closing the Convertible Debenture in original principal amount of $500,000.

(b) Closing Date.  The Closing of the issuance of the Convertible Debenture shall take place on March 19, 2009, (or such other date as is mutually agreed to by the Company and the Buyer) (the “Closing Date”).  The Closing shall occur at the offices of Yorkville Advisors, LLC, 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (or such other place as is mutually agreed to by the Company and the Buyer).

(c) Deliveries by the Company:  At the Closing, the Company shall deliver to the Buyer the following:

(i) an executed original of each of the Transaction Documents;

(ii) an executed original Convertible Debenture in the face amount of $500,000;

(iii) an opinion of counsel from counsel to the Company in a form satisfactory to the Buyer;

(iv) a true copy of a certificate of good standing evidencing the formation and good standing of the Company from the secretary of state (or comparable office) from the jurisdiction in which the Company is incorporated, as of a date within 10 days of the Closing Date;

(v) a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(c) as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing Date; and

(vi) proof of filing of a form UCC-1 or such other forms as may be required to perfect the Buyer’s security interest in the Purchased Assets.

(d) Deliveries by the Buyer: At the Closing, the Buyer shall deliver to the Company the following:

(i) an executed original of each of the Transaction Documents; and

(ii) an executed original of the Bill of Sale.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Except as set forth under the corresponding section of the attached Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Buyer hereby makes the representations and warranties set forth below to the Company:

(a) Investment Purpose.  Each Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.  The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Accredited Investor Status.  The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the SEC.

(c) Reliance on Exemptions.  The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d) Information.  The Buyer and its advisors (and its counsel) have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision regarding its acceptance of the Securities, which have been requested by the Buyer.  The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.  Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend nor affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.  The Buyer understands that its investment in the Securities involves a high degree of risk.  The Buyer is in a position regarding the Company, which, based upon experience, employment, family relationship or economic bargaining power, enabled and enables the Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment.  The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review.  Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale.  The Buyer understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) the Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends.  Each Buyer agrees to the imprinting, so long as is required by this Section 2(g), of a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date (the “Effective Date”) of a registration statement if required by the Company’s transfer agent to effect the removal of the legend hereunder.  The Buyer acknowledges that the Company’s agreement hereunder to remove all legends from Conversion Shares is not an affirmative statement or representation that such Conversion Shares are freely tradable.  The Buyer agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 3(g) is predicated upon the Company’s reliance that the Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(h) Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) Due Formation of Corporate and Other Buyers.  The Buyer has been formed and validly exists and has not been organized for the specific purpose of purchasing the Securities and is not prohibited from doing so.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to the Buyer:

(a) Organization and Qualification.  The Company is a corporation duly organized and validly existing in good standing under the laws of Utah, and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Convertible Debenture, the Security Documents, the Bill of Sale, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, the reservation for issuance and the issuance of the Conversion Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c) Capitalization.  The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock (“Preferred Stock”) of which 25,247,006 shares of Common Stock and no shares of Preferred Stock are issued and outstanding.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as disclosed in Schedule 3(c), the SEC Documents (as defined below) or as contemplated in this Agreement: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company , or contracts, commitments, understandings or arrangements by which the Company  is or may become bound to issue additional capital stock of the Company  or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company ; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company  or by which the Company  is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company ; (v) there are no outstanding securities or instruments of the Company  which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company  is or may become bound to redeem a security of the Company ; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) the Company has no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s business and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(d) Issuance of Securities.  The issuance of the Convertible Debenture is duly authorized and free from all taxes, liens and charges with respect to the issue thereof.  Upon conversion in accordance with the terms of the Convertible Debenture the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof.  The Company has reserved from its duly authorized capital stock the appropriate number of shares of Common Stock as set forth in this Agreement.

(e) No Conflicts.   The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debenture and reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company , any capital stock of the Company or bylaws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The business of the Company is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f) SEC Documents; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  The Company has delivered to the Buyers or their representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made and not misleading.

(g) Absence of Litigation.  Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company or the Common Stock, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

(h) Acknowledgment Regarding Buyer’s Purchase of the Convertible Debentures.  The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyer’s purchase of the Securities.  The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(i) No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(j) No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(k) Internal Accounting Controls.  As set forth in the SEC Documents,the Company’s system of internal accounting controls may not be sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(l) No Material Adverse Breaches, etc.  The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company, taken as a whole.  The Company is not in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company, taken as a whole.

(m) Tax Status.  The Company has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(n) Fees and Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(o) Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(p) Private Placement. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Primary Market (as defined below).

(q) Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Primary Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Primary Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(r) Reporting Status; Shell Company.  With a view to making available to the Buyer the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Buyer to sell securities of the Company to the public without registration, and as a material inducement to the Buyer’s purchase of the Securities, the Company represents and warrants to the following: (i) the Company is, and has been for a period of at least 90 days immediately preceding the date hereof, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and (ii) the Company has filed all required reports under section 13 or 15(d) of the Exchange, as applicable, during the 12 months preceding the date hereof (or for such shorter period that the Company was required to file such reports).  The Company is a “Shell Company,” as defined in paragraph (i)(1)(i) of Rule 144.

(s) Disclosure.  The Company has made available to the Buyer and its counsel all the information reasonably available to the Company that the Buyer or its counsel have requested for deciding whether to acquire the Securities.  No representation or warranty of the Company contained in this Agreement (as qualified by the Disclosure Schedule) or any of the other Transaction Documents, and no certificate furnished or to be furnished to the Buyer at the Closing, or any due diligence evaluation materials furnished by the Company or on behalf of the Company, including without limitation, due diligence questionnaires, or any other documents, presentations, correspondence, or information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(t) Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Convertible Debenture may increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Debenture in accordance with this Agreement and the Convertible Debenture is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(u) Authority.  The Company has all licenses, permits, and regulatory approvals necessary and required to take passion of, or title to, the Purchased Assets and to hold the Purchase Assets in compliance with all Federal, state, and local laws, rules, and regulations.

4. COVENANTS.

(a) Form D.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

(b) Reporting Status.  With a view to making available to the Buyer the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Buyer to sell securities of the Company to the public without registration, and as a material inducement to the Buyer’s purchase of the Securities, the Company represents, warrants, and covenants to the following:

(i) The Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports), other than Form 8-K reports;

(ii) from the date hereof until all the Securities either have been sold by the Buyer, or may permanently be sold by the Buyer without any restrictions pursuant to Rule 144, (the “Registration Period”) the Company shall file with the SEC in a timely manner all required reports under section 13 or 15(d) of the Exchange Act and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder;

(iii) The Company shall furnish to the Buyer so long as the Buyer owns Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144(c), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Buyers to sell such securities pursuant to Rule 144 without registration subject to the restrictions on Shell Companies; and

(iv) During the Registration Period the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(c) Reservation of Shares.  On the date hereof, the Company shall reserve for issuance to the Buyer 1,500,000 shares for issuance upon conversions of the Convertible Debenture (the “Share Reserve”).  The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock.  The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Convertible Debenture.  If at any time the Share Reserve is insufficient to effect the full conversion of the Convertible Debenture the Company shall increase the Share Reserve accordingly.  If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the stockholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized.  The Company’s management shall recommend to the stockholders to vote in favor of increasing the number of shares of Common Stock authorized.  Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(d) Listings or Quotation.  The Company’s Common Stock shall be listed or quoted for trading on any of (a) New York Stock Exchange, (b) the NYSE Alternext US (formerly, the American Stock Exchange), (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board (which does not include the Pink Sheets LLC) (“OTCBB”) (each, a “Primary Market”).  In the event the Company’s Common Stock is listed with a Primary Market other than OTCBB, the Company shall promptly secure the listing of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Conversion Shares from time to time issuable under the terms of the Transaction Documents.

(e) Neither the Buyer nor any of its affiliates have an open short position in the Common Stock of the Company, and the Buyer agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of the Common Stock as long as the Convertible Debenture remains outstanding.

(f) Escrow.  Within 14 days after closing, the Company shall set aside at least $50,000 in a segregated escrow account and, without the prior written consent of the Buyer, shall only use the funds in such account to pay fees owed to the Patent and Trademark Office related to the Purchased Assets, including office action, for a period of one year following the Closing.

(g) Piggy-Back Registrations.  If at any time while the Securities are outstanding there is not an effective registration statement covering all of the Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to the Buyer a written notice of such determination and, if within 15 days after the date of such notice, the Buyer shall so request in writing, the Company shall include in such registration statement all or any part of such Securities the Buyer requests to be registered; provided, however, that, the Company shall not be required to register any Securities pursuant to this that are eligible for resale pursuant to Rule 144 or that are the subject of a then effective registration statement.

(h) Maintenance of Patents.  The Company shall take all reasonable steps necessary to maintain the value of the Purchased Assets, including without limitation:

(i) With respect to all patents and applications listed on Schedule 4(g) attached hereto, maintain the effectiveness of all patents and applications, respond to all office actions, pursue all pending patent applications;

(ii) timely pay all fees owed to the Patent and Trademark Office related to the Purchased Assets;

(iii) not take any action which would be reasonably expected to harm the value of the Purchased Assets;

(iv) complete the efficacy study in Germany; and

(v) maintain the existing supply of compound in accordance with study rules, including recertifying the compound as necessary and taking all steps necessary to keep alive all extracts, compounds, derivative, and strains which are including in the Purchased Assets.

The Company shall provide the Buyer with monthly updates on the 15th day of each month beginning on May 1, 2009 as to the status and progress with respect to all patents listed on Schedule 4(h) and additionally all patents or applications listed on the Schedule I to Exhibit A to the Bill of Sale which are not listed on Schedule 4(h) hereof (the “Additional Patents”), and furthermore, to provide the Buyer, promptly upon the Buyer’s request, with evidence of the Company’s compliance with its obligations of this Section 4(h).  Furthermore, with respect to the Additional Patents, the Company shall use commercially reasonable efforts to perfect the chain of title, and if any such patents or applications are assigned to the Company, then the obligations of the Company specifically set forth in Section 4(h)(i) above shall also apply to those Additional Patents as if they were specifically included on Schedule 4(h) from and after the time they become assigned to the Company.  If the Company decides not to maintain any patent for which it is unable to perfect the chain of title for any Additional Patents within 90 days of the Closing Date, then Buyer shall have the right, but not the obligation, to have the Company assign what ever rights the Company has to such Additional Patent where chain of title was not perfected to the Buyer, or its designees, for consideration consisting of one dollar.

5. INDEMNIFICATION.

(a) In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Convertible Debenture and the Conversion Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer, and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debenture or the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby executed by the Company, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby executed by the Company, (c) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the other Transaction Documents or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto, or (d) any claims arising from or in connection with the Purchased Assets, including, without limitation, any clinical trials or any drugs or compounds used in any clinical trials.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b) In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Buyer’s other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer in this Agreement, or the other Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement,  the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto.  To the extent that the foregoing undertaking by each Buyer may be unenforceable for any reason, each Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

6. GOVERNING LAW: MISCELLANEOUS.

(a) Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

(b) Counterparts.  This Agreement may be executed in two or more identical counterparts which may be delivered by facsimile transmission, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(c) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f) Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	BBM Holdings, Inc.
1245 Brickyard Road, Suite 590
Salt Lake City, Utah 84106
Attention: Andrew Limpert, Chief Executive Officer
Telephone: 801-433-2000
Facsimile: 801-433-2222

With a copy to:	James Kardon
Hahn & Hessen LLP
488 Madison Avenue, 14th Floor
New York, New York 10022
Telephone: 212-478-7250
Facsimile: 212-478-7400

If to the Buyer, to:	YA Global Investments, L.P. 101 Hudson Street, Suite 3700 Jersey City, New Jersey 07302 Attention: Mark Angelo Telephone: 201-985-8300 Facsimile: 201-985-8266

With a copy to:	Yorkville Advisors, LLC 101 Hudson Street, Suite 3700 Jersey City, New Jersey 07302 Attention: David Gonzalez Telephone: 201-985-8300 Facsimile: 201-985-8266

Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival.  All agreements, representations and warranties contained in this Agreement or made in writing by or on behalf of any party in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the Closing.

(j) Publicity.  The Company and the Buyer shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations; provided that the Company shall use its best efforts to consult the Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof.

(k) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

BBM HOLDINGS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:
Name:
Its: